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                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 2005, relating to Marine Bancorp, Inc. at December 31, 2004 and 2003 and for the years then ended, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Home BancShares, Inc. for the registration of its common stock.


/s/ Hacker, Johnson & Smith PA


HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 14, 2006